UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2018

ENVISION HEALTHCARE CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1A Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 11, 2018 (the “Closing Date”), Envision Healthcare Corporation (the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2018, by and among Enterprise Parent Holdings Inc. (“Parent”), Enterprise Merger Sub Inc. (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, at the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”). The terms “Borrower” and “Issuer” refer to Merger Sub prior to the Merger and the Company after the Merger.

Item 1.01	Entry into a Material Definitive Agreement

First Lien Credit Facilities

In connection with the Merger, Merger Sub entered into the First Lien Credit Facilities (as defined below) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, and other agents and lenders party thereto, consisting of:

•	a senior secured revolving credit facility in an aggregate principal amount of $300.0 million (the “New Revolving Credit Facility”); and

•

a senior secured term loan facility in an aggregate principal amount of $5,450.0 million (the “New Term Loan Facility” and together with the New Revolving Credit Facility, the “First Lien Credit Facilities”).

The First Lien Credit Facilities also provide for incremental term loan or revolving credit facilities.

The loans under the First Lien Credit Facilities bear interest on the outstanding unpaid principal amount at a rate equal to an applicable margin plus, at the Borrower’s option, either (a) a base rate equal to the highest of (i) the U.S. Prime Rate, (ii) the federal funds effective rate plus 0.50% and (iii) one-month LIBOR plus 1.0% or (b) a LIBOR rate that is subject to a 0.0% interest rate floor. The Borrower will pay commitment fees on the unutilized commitments under the New Revolving Credit Facility.

The New Term Loan Facility will mature on the seventh anniversary of the Closing Date and the New Revolving Credit Facility will mature on the fifth anniversary of the Closing Date.

Outstanding term loans under the New Term Loan Facility are subject to mandatory prepayments with specified excess cash flows and the net cash proceeds of specified asset sales and other dispositions of property and of specified incurrence of debt.

The New Term Loan Facility will amortize in equal quarterly installments of 0.25% of the original principal amount of the term loans under the New Term Loan Facility, commencing one full fiscal quarter after the Closing Date.

The obligations of the borrower under the First Lien Credit Facilities are guaranteed by Holdings and by each of the Borrower’s direct and indirect wholly-owned material domestic restricted subsidiaries, subject to certain customary exceptions. Such obligations and the related guarantees will be secured by a perfected first priority security interest in substantially all tangible and intangible assets and capital stock owned by us or by any guarantor, in each case subject to permitted liens and certain customary exceptions; provided, that certain portions of the collateral (the “New ABL Priority Collateral”) will secure the obligations under the First Lien Credit Facilities on a second priority basis.

The First Lien Credit Facilities contain negative and affirmative covenants and events of default customarily applicable to senior secured credit facilities. The New Revolving Credit Facility also contains a springing financial covenant requiring net first lien secured leverage ratio not to exceed a specified level over the life of the New Revolving Credit Facility, which will be tested only if the outstanding borrowings under the New Revolving Credit Facility exceed a specified threshold.

New ABL Facility

In connection with the Merger, Merger Sub entered into a five year asset-based revolving credit facility in the amount of up to $550.0 million (the “New ABL Facility” and together with the First Lien Credit Facilities, the “New Credit Facilities”), subject to borrowing base availability, and includes letter of credit and swingline sub-facilities. In addition, subject to certain terms and conditions, the Borrower is entitled to request additional revolving credit commitments under the New ABL Facility, which share in the borrowing base, up to an amount such that the aggregate amount of New ABL Facility commitments does not exceed $1.0 billion.

The loans under the New ABL Facility bear interest a rate equal to an applicable margin (which shall be determined based on the average historical excess availability (as defined in the credit agreement governing the New ABL Facility)) plus, at the Borrower’s option, either (a) a base rate equal to the highest of (i) the U.S. Prime Rate, (ii) the federal funds effective rate that is subject to a 0.0% interest rate floor plus 0.50% and (iii) one-month LIBOR that is subject to a 0.0% interest rate floor plus 1.0% or (b) a LIBOR rate that is subject to a 0.0% interest rate floor. The Borrower will pay commitment fees on the unutilized commitments under the New ABL Facility.

The Borrower will be required to make mandatory prepayments if the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit exceed the maximum permitted amount under the New ABL Facility.

The New ABL Facility will mature on the fifth anniversary of the Closing Date.

The New ABL Facility will be subject to the same guarantees and security as the First Lien Credit Facilities, except that the obligations under the New ABL Facility will be secured on a first priority basis with respect to the New ABL Priority Collateral and on a second lien basis with respect to all other collateral securing the First Lien Credit Facilities.

The New ABL Facility contains negative and affirmative covenants and events of default customarily applicable to senior secured credit facilities. The New ABL Facility also contains a springing financial covenant requiring the fixed charge coverage ratio not to exceed 1.0 to 1.0, which will be tested only if excess availability (to be defined in the credit agreement governing the New ABL Facility) under the New ABL Facility is less than a specified threshold for a specified period of time.

Private Placement Notes due 2026

On the Closing Date, Merger Sub issued $525.0 million aggregate principal amount of privately placed senior unsecured notes due 2026 (the “Private Placement Notes”) to a third-party purchaser.

The Private Placement Notes will mature on the eighth anniversary of the Closing Date.

The Private Placement Notes bear interest at a rate equal to an applicable margin plus, at the Issuer’s option, either (a) a base rate equal to the highest of (i) the U.S. Prime Rate, (ii) the federal funds effective rate plus 0.50% and (iii) one-month LIBOR plus 1.0% or (b) a LIBOR rate that is subject to a 0.0% interest rate floor.

The Private Placement Notes are subject to mandatory redemptions with the net cash proceeds of specified asset sales and other dispositions of property and of specified incurrence of debt. The Issuer may voluntarily redeem the Private Placement Notes at any time at the redemption prices specified in the document governing the Private Placement Notes.

The Private Placement Notes contain negative and affirmative covenants and events of default, substantially similar to the New Term Loan Facility.

8.75% Senior Notes due 2026

On the Closing Date, Merger Sub issued $1,225,000,000 aggregate principal amount of 8.75% senior notes due 2026 (the “Senior Notes”), which mature on October 15, 2026.

The Senior Notes are and will be fully and unconditionally guaranteed, jointly and severally, by each of the Issuer’s existing and future wholly-owned domestic restricted subsidiaries that guarantees the New Credit Facilities or certain capital markets indebtedness of the Issuer or any other guarantor.

The indenture governing the Senior Notes contain customary negative covenants, event of default, optional redemption and repurchase provisions.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, (i) on September 24, 2018, U.S. Bank, National Association (“U.S. Bank”), as Trustee for the 5.625% Senior Notes due 2022 (the “5.625% Notes”), on behalf of the Company, provided a notice of redemption with respect to all outstanding 5.625% Notes, issued by the Company pursuant to the Indenture, dated as of July 16, 2014 (as amended and supplemented, the “5.625% Notes Indenture”), among the Company, the guarantors party thereto and U.S. Bank, as trustee, and (ii) on September 26, 2018, Wilmington Trust, National Association (“Wilmington Trust”), as Trustee for the 5.125% Senior Notes due 2022 (the “5.125% Notes”) and the 6.25% Senior Notes due 2024 (the “2024 Notes”), on behalf of the Company, provided notices of redemption with respect to (x) all outstanding 5.125% Notes, issued by the Company pursuant to the Indenture, dated as of June 18, 2014 (as amended and supplemented, the “5.125% Notes Indenture”), among the Company, the guarantors party thereto and Wilmington Trust, as trustee and (y) all outstanding 2024 Notes, issued by the Company pursuant to the Indenture, dated as of December 1, 2016 (as amended and supplemented, the “2024 Notes Indenture”), among the Company, the guarantors party thereto and Wilmington Trust, as trustee.

The 5.125% Notes and the 2024 Notes were redeemed in full on October 11, 2018 (the “5.125% Notes and 2024 Notes Redemption Date”) at a redemption price of (A) in the case of the 5.125% Notes, 102.563% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the 5.125% Notes and 2024 Notes Redemption Date and (B) in the case of the 2024 Notes, 100% of the aggregate principal amount thereof plus an applicable “make-whole” premium as specified in the 2024 Notes Indenture, plus accrued and unpaid interest to, but excluding, the 5.125% Notes and 2024 Notes Redemption Date.

The 5.625% Notes will be redeemed on October 26, 2018 (the “5.625% Notes Redemption Date”) at a redemption price (the “5.625% Notes Redemption Price”) of 102.813% of the principal amount thereof, plus accrued and unpaid interest to the 5.65% Notes Redemption Date. On October 11, 2018, the Company caused to be deposited with U.S. Bank funds sufficient to pay on October 26, 2018 the 5.625% Notes Redemption Price, and on the same date, the Company satisfied and discharged all of its and the related guarantors’ obligations under the 5.625% Notes Indenture.

Concurrently with the closing of the Merger, the Company repaid in full all amounts outstanding under (1) the Amended and Restated Credit Agreement, dated as of December 1, 2016 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Term Credit Agreement”), among the Company, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties from time to time party thereto and (2) the Amended and Restated Credit Agreement, dated as of December 1, 2016 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing ABL Credit Agreement” and, together with the Existing Term Credit Agreement, the “Existing Credit Agreements”), among the Company, the lenders named therein, Deutsche Bank AG New York Branch, as administrative agent and collateral agent and the other parties from time to time party thereto and, in each case, terminated such Existing Credit Agreements in accordance with their terms.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 11, 2018, Parent completed the acquisition of the Company through the Merger.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company common stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of Company common stock as set forth in the Merger Agreement) was cancelled and converted into the right to receive an amount in cash equal to $46.00 per share, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

Except as otherwise agreed to prior to the Effective Time by Parent and the holder thereof, at the Effective Time, each option to purchase shares of Company common stock and each restricted stock award, restricted stock unit award, and deferred stock unit award that was outstanding immediately prior to the Effective Time became fully vested (to the extent unvested) and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company common stock underlying such award (less, in the case of options, the applicable exercise price). Each performance stock unit award that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash equal to the product of (a) the total number of shares of Company common stock subject to such award immediately prior to the Effective Time (assuming target performance) and (b) the Merger Consideration, payable on such award’s original vesting date, subject to the holder’s continued service through the payment date..

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 13, 2018, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company notified the New York Stock Exchange (the “NYSE”) that the certificate of Merger had been filed with the Secretary of State of Delaware and that, at the Effective Time, each outstanding share of Company common stock (other than certain shares of Company common stock as set forth in the Merger Agreement) was cancelled and converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE delist the Company common stock, and as a result, trading of Company common stock was suspended prior to the opening of the NYSE on October 11, 2018. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company common stock from the NYSE and the deregistration of such of Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company common stock will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Company common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Company common stock.

Item 3.03.	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each share of Company common stock issued and outstanding (other than certain shares of Company common stock as set forth in the Merger Agreement) was cancelled and converted into the right to receive the Merger Consideration.

The information set forth above under Items 1.02, 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly-owned subsidiary of Parent. Parent is controlled by investment funds affiliated with KKR.

The information set forth above under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2018, in connection with the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, Carol J. Burt, Cynthia S. Miller, John T. Gawaluck, Kevin P. Lavender, James A. Deal, William A. Sanger, Michael L. Smith, Joey A. Jacobs, Leonard M. Riggs, Jr., Steven I. Geringer and James D. Shelton were removed from the board of directors of the Company as of the Effective Time. These removals were not a result of any disagreements between the Company and the removed directors on any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated in its entirety to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On October 11, 2018, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Envision Healthcare Corporation

3.2	Amended and Restated Bylaws of Envision Healthcare Corporation

99.1	Press Release, dated October 11, 2018

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Envision Healthcare Corporation

3.2	Amended and Restated Bylaws of Envision Healthcare Corporation

99.1	Press Release, dated October 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2018

Envision Healthcare Corporation

	By:	/s/ Kevin D. Eastridge
	Name:	Kevin D. Eastridge
	Title:	Executive Vice President and Chief Financial Officer